EXHIBIT 99.1
Northwest Biotherapeutics Announces Appointment of Paul Zeltzer, MD as Medical Director
Personalized Vaccine for Brain Cancer
Entering Phase II Clinical Trials
BOTHELL, WA - August 02, 2005 — Northwest Biotherapeutics (OTCBB: NWBT.OB) today announced the appointment of Paul Zeltzer, MD, as Medical Director for the company. Dr. Zeltzer will provide medical expertise and direction for NWBT’s clinical trial programs, focusing initially on DCVax®-Brain, a personalized dendritic cell vaccine for Glioblastoma Multiforme (GBM), the most lethal form of brain cancer. The FDA-allowed Phase II clinical trial for DCVax®-Brain is set to commence this fall.
“Dr. Zeltzer joins Northwest Biotherapeutics at a very strategic point in our rebuilding and recapitalization. Over the past 18 months, we have upgraded our GMP manufacturing processes for increased efficiency, worked with key medical opinion leaders, and regulatory and clinical advisors, and focused on advancing our two lead product candidates in the clinic. We have tightly controlled our spending, and have positioned the Company for a financing which will cover our Phase II clinical trial of DCVax®-Brain, and our Phase III clinical trial of DCVax®-Prostate, both trials powered to be pivotal trials. Dr. Zeltzer’s expertise in the key areas of neuro-oncology, immunotherapy, and clinical trials will guide and further advance the development of our personalized vaccines against cancer. We are pleased to have him with us,” stated Alton Boynton, PhD, President of Northwest Biotherapeutics.
Dr. Paul Zeltzer commented on his appointment, “Having worked on prior dendritic cell vaccines, I see real therapeutic advantages in DCVax®-Brain and DCVax®-Prostate as compared to current treatments offered to patients with GBM and prostate cancer. The approach and science are solid, and could lead to a true advancement in the way we treat these diseases. I am further encouraged by the validation of this approach as seen in early clinical trials, conducted by the Company and independent researchers and look forward to advancing these important product candidates through late-stage clinical testing and into patient’s lives.”
Dr. Zeltzer previously directed National Cancer Institute-sponsored clinical trials for leukemia and brain tumors, and has edited two major text books in Oncology and Neuro-oncology. He has over 130 publications on the molecular biology, treatment results, and long-term outcomes of cancer. Dr. Zeltzer’s expertise in the field of immunotherapy includes early work using antigen presenting cells while at the University of California Irvine, and dendritic cell-based immunotherapy while at Cedars-Sinai Hospital in Los Angeles, where he held the position of Neuro-oncologist at the Maxine Dunitz Neurosurgical Institute. Dr. Zeltzer is also a specialist in the diagnosis and treatment of brain tumors in adults and children. He was Associate Professor at University of Texas Health Science Center at San Antonio; Head, Brain Tumor Program, Children’s Hospital Los Angeles; and Professor and Chief, Pediatric Hematology Oncology at University of California, Irvine. He currently serves as Clinical Professor, Departments of Neurosurgery and Pediatrics, UCLA Center for Health Sciences in addition to his position at Northwest Biotherapeutics.
Positive Findings in Phase I Studies of DCVax®-Brain: Life Extended With No Toxicity
Northwest Biotherapeutics’ Phase II clinical trial for DCVax®-Brain, presently scheduled to commence this fall, is based upon promising clinical data from two Phase I clinical trials carried out at UCLA by Linda Liau, MD, PhD, in patients with GBM. In these Phase I trials, 25 patients were treated with DCVax® -Brain. Seventeen of these were newly diagnosed GBM patients, and eight were recurrent GBM patients. DCVax®-Brain delivered substantial delays in the time to disease progression and substantial extension of survival times in both groups of patients (newly diagnosed and recurrent), compared with all existing approved treatments. At least two other independent clinical trials by other investigators have produced similar results.
Newly diagnosed GBM patients historically have had a median time to disease progression of only 8 months, and median survival of only 14-15 months. With DCVax®-Brain, the newly diagnosed patients in the first Phase I trial have a median time to progression of nearly 21 months and median survival time in excess of 32 months. In the second Phase I trial, which is still ongoing, 8 of 10 patients have yet to progress after a median time of over 16.3 months and median survival to date of over 18 months. Both the median time to progression and the median survival are still increasing. No treatment-related serious adverse events have been seen in any of the patients.
GBM patients with recurrent disease historically have had an even bleaker prognosis with existing approved treatments. Historically, the median time to disease progression is only 5 months, and median survival is only 10 months. With DCVax®-Brain, the recurrent GBM patients in the Phase I trial showed a median time to disease progression of almost 13 months, and median survival time in excess of 16 months. Again, no treatment-related serious adverse events were seen in any of the patients.
About Glioblastoma Multiforme
According to the American Cancer Society, cancer in the brain is diagnosed in approximately 200,000 patients per year in the United States, of which for 2005, 18,500 are primary brain tumors that arise within the brain, and are not metastases from another type of cancer in the body. The majority of primary brain cancers are diagnosed as GBM, the most aggressive and lethal form of brain cancer. Brain tumors are the leading cause of death from solid cancers in children under the age of 20.
About Northwest Biotherapeutics
Northwest Biotherapeutics is a biotechnology company focused on developing personalized vaccines that harness the body’s natural defenses to create cancer therapies with greater efficacy than current approved treatments. In addition, these therapies are designed to be reasonably priced for wide access by patients, and to have little or no toxicity because they are made with a patient’s own dendritic cells. The Company’s two lead product candidates are DCVax®-Prostate, a personalized dendritic cell vaccine for treatment of hormone independent non-metastatic prostate cancer, which is entering a Phase III clinical trial; and DCVax®-Brain, a personalized dendritic cell vaccine for the treatment of newly diagnosed GBM, which is entering a large Phase II clinical trial. The Company is also developing therapeutic antibodies for the treatment of cancer as its second platform technology. For further information please visit the Company web site at www.nwbio.com.
Statements made in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expects,” “believes,” “intends,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in the planned Phase III trial of DCVax®-Prostate and complete the trial on a timely basis, the uncertainty of the clinical trials process and whether DCVax® -Prostate will demonstrate safety and efficacy, risks associated with the planned Phase II clinical trial of DCVax®-Brain and the planned Phase I clinical trial for non-small cell lung cancer and head and neck cancer, and the timely performance of third parties. Additional information on these and other factors, which could affect the Company’s results, is included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.